Exhibit 10.4

October 27, 2010

Playboy Enterprises, Inc.
2706 Media Center Drive
Los Angeles, CA  90065
Attn:  Gary Rosenson

Dear Gary:

Reference is made to that certain Amended And Restated Affiliation And License Agreement For DTH Satellite Exhibition Of Programming between DIRECTV, Inc. ("Affiliate") and Playboy Entertainment Group and Spice Hot Entertainment, Inc. ("Programmer") made as of August 1, 2007 as extended by the Letter Agreements dated October 12, 2009, November 13, 2009, December 14, 2009, January 14, 2010, February 12, 2010, March 11, 2010, April 8, 2010, June 25, 2010 and September 1, 2010 (the "Agreement").

Except as modified expressly below, all terms of the Agreement are hereby ratified and remain in full force and effect.  All capitalized terms used herein shall have the meanings ascribed to them as set forth in the Agreement.

Affiliate and Programmer hereby agree to extend the Term of the Agreement as set forth in Paragraph 6.(a) through the earlier of the parties entering into a replacement agreement or November 16, 2010.

Very truly yours,

DIRECTV, Inc.

/s/ Toby Berlin

Toby Berlin
Vice President, Programming Acquisition

ACCEPTED AND AGREED:

PLAYBOY ENTERTAINMENT GROUP, INC.		SPICE HOT ENTERTAINMENT, INC.

By:	/s/ Gary Rosenson	By:	/s/ Gary Rosenson
Title:	SVP & GM	Title:	SVP & GM